AMENDMENT NO. 4 TO
                 THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          AMENDMENT NO. 4 dated as of February 4, 1999 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A., and CoreStates Holdings, Inc.

                               W I T N E S S E T H

          WHEREAS, the parties hereto desire to make certain amendments to the Stockholders Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

          "1999 PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of February 4, 1999 among the Company, Lucent Technologies Inc. and Newcourt Capital USA, Inc.

          "1999 WARRANT REGISTRATION RIGHTS AGREEMENT" means the Warrant Registration Rights Agreement dated as of February 4, 1999 among the Company, Newcourt Capital USA, Inc., Lucent Technologies Inc. and any Additional Purchasers (as defined therein), , which Warrant Registration Rights Agreement is being entered into in connection with the execution and delivery of the Preferred Stock Warrant Agreement.

          "PREFERRED STOCK WARRANT AGREEMENT" means the Warrant Agreement dated as of February 4, 1999 among the Company, The Chase Manhattan Bank, as Warrant Agent, Newcourt Capital USA, Inc., Lucent Technologies Inc. and any Additional Purchasers (as defined therein), which Preferred Stock Warrant Agreement is being entered into in connection with the execution and delivery of the 1999 Purchase Agreement.

          "PREFERRED STOCK WARRANT SHARES" means shares of Common Stock issuable upon exercise of Preferred Stock Warrants, such other securities as shall be issuable upon the exercise of Preferred Stock Warrants, or shares of Common Stock or other securities received upon the exercise of Preferred Stock Warrants

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          "PREFERRED  STOCK WARRANTS" means Warrants issued to holders of Series
E Preferred Stock and Series F Preferred Stock pursuant to the Preferred Stock Warrant Agreement, each such Warrant initially entitling the holder thereof to purchase 0.42887 shares of Common Stock at an exercise price of $.01 per share.

          "SERIES E PREFERRED STOCK" means the Company's Series E Senior, Redeemable, Exchangeable PIK Preferred Stock, par value $.01 per share.

          "SERIES F PREFERRED STOCK" means the Company's Series F Senior, Redeemable, Exchangeable PIK Preferred Stock, par value $.01 per share.

          2. AMENDMENTS TO SECTIONS 6.1 AND 6.2 OF THE STOCKHOLDERS AGREEMENT. Paragraphs (d) and (g) of Section 6.1 and paragraphs (c) and (d) of Section 6.2 of the Stockholders Agreement are amended to read as follows:

          6.1 DEMAND REGISTRATIONS.

          (d) PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Demand Holder; provided, however, that no such consent shall be required in connection with the inclusion in any Demand Registration of the Senior Discount Notes, Warrant Shares and Preferred Stock Warrant Shares as and to the extent provided below. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration, (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities, on the basis of the number of shares of Registrable Securities owned by each such holder and requested to be included therein and (ii) second, other securities, if any, requested to be included in such registration (in such relative order of priority among such securities as may be specified with respect thereto). Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their proportionate share of the Registration Expenses as provided in Section 6.5 hereof that are not borne by the Company.

                  (g) OTHER REGISTRATION RIGHTS. (i) Within the limitations prescribed by this paragraph (i), but not otherwise, the Company may grant to subsequent investors in the Company rights of incidental registration (such as those provided in Section 6.2). Such rights may only pertain to the Senior Discount Notes and Warrant Shares, in the case of the HYDEO, Preferred Stock Warrant Shares, in the case of the Preferred Stock Warrant Agreement, and, otherwise, shares of Common Stock, including shares of Common Stock into which any other securities may be converted. Such rights may be granted with respect to (a) registrations actually requested by a Demand Holder pursuant to Section 6.1, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Securities requested by the Demand Holder and
(b) registrations initiated by the Company, but only in respect of that portion of such registration as is available under the limitations set forth in Section 6.2(c) (which limitations shall apply pro rata to all holders of Registrable Securities) and such rights shall be limited in all cases to sharing in the available portion of the registration in question with holders of Registrable Securities and other investors as provided in Section 6.2(c), such sharing to be based on the number of shares of Common Stock held by the respective holders of Registrable Securities and held by such other investors, plus the number of shares of Common Stock into which other securities held by the holders of Registrable Securities and such other investors are convertible, which are entitled to registration rights. With respect to registrations which are for underwritten public offerings, "available portion" as used above shall mean the portion of the underwritten shares which is available as specified in clauses
(a) and (b) of the third sentence of this paragraph (i). Shares not included in such underwriting shall not be registered.

          (ii) The Company may not grant to subsequent investors in the Company rights of registration upon request (such as those provided in Section 6.1) unless (a) such rights are limited to shares of Common Stock; (b) the Demand Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors (but subject to the right of priority of registration in the following order: such subsequent investors and the holders of Registrable Securities on a pro rata basis), such participation to be on the pro rata basis and subject to the limitations described in the final three sentences of paragraph (i) of this Section 6.1(g); (c) such rights shall not become effective prior to 90 days after the effective date of the first registration pursuant to Section 6.1; and (d) such rights shall not be more favorable than those granted to the Demand Holders. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may file shelf registrations under the Securities Act (x) as required by Section 3 of the Warrant Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein, (y) as required by Section 2(b) of the Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein and (z) as required by Section 3 of the 1999 Warrant Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein.

          6.2 PIGGYBACK REGISTRATIONS.

          (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; PROVIDED, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and requested to be included therein, and (iii) third, other securities (including Warrant Shares and Preferred Stock Warrant Shares), if any, requested to be included in such registration (in such relative order of priority among such securities as may be specified with respect thereto).

          (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and requested to be included therein, and (ii) second, other securities requested to be included in such registration (in such relative order of priority among such securities as may be specified with respect thereto).

          3. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.


                                   KMC TELECOM HOLDINGS, INC.

                                   By: /S/ CYNTHIA WORTHMAN
                                       -------------------------
                                       Name:
                                       Title:

                                   NASSAU CAPITAL PARTNERS L.P.

                                   By: Nassau Capital L.L.C.,
                                       its General Partner

                                   By: /S/ RANDALL A. HACK
                                       -------------------------
                                       Name:
                                       Title:

                                   NAS PARTNERS I L.L.C.


                                   By: /S/ RANDALL A. HACK
                                       -------------------------
                                       Name:
                                       Title:

                                   HAROLD N. KAMINE


                                   /S/ HAROLD N. KAMINE
                                   -----------------------------

                                   AT&T CREDIT CORPORATION


                                   By:__________________________
                                       Name:
                                       Title:

                                   First Union National Bank as Successor to
                                   CORESTATES BANK, N.A.


                                   By: /S/ MARK M. HARDEN
                                       -------------------------
                                       Name:
                                       Title:

                                   CORESTATES HOLDINGS, INC.


                                   By: /S/ JAMES C. COOK
                                       -------------------------
                                       Name:
                                       Title:

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By: /S/ MARK F. MYLON
                                       -------------------------
                                       Name:
                                       Title:

                                   KMC TELECOMMUNICATIONS L.P.


                                   By:__________________________
                                       Name:
                                       Title: